STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa App LLC.

2. The name of the registered series is Landa App LLC - 1712 Summerwoods Lane Griffin GA LLC.

By: Yishay Cohen
Authorized Person

Name: Yishai Cohen
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:29 AM 05/19/2020
FILED 10:29 AM 05/19/2020
SR 20204135391 - File Number 7977221